Exhibit 99.1

XELR8 HOLDINGS EXPERIENCING NATIONAL MOMENTUM IN
DISTRIBUTOR RECRUITMENT ACTIVITIES

Direct Selling Network Expanding Into Seven New US Markets

Denver, CO — (PR NEWSWIRE) — August 21, 2006 — VitaCube Systems Holdings, Inc., d/b/a/ XELR8 Holdings, Inc. (AMEX:PRH), a provider of functional foods, beverages and nutritional supplements, today reported that recent direct seller recruitment and training initiatives have begun to generate notable momentum in a number of new geographic markets throughout the United States.

With XELR8 distributor organizations well established in Denver, Los Angeles, Chicago and Phoenix, the Company has begun actively supporting newly identified network leaders currently engaged in building distributor organizations in Atlanta, Georgia; Miami, Florida; Orlando, Florida; Portland, Oregon; Orange County, California; Columbus, Ohio and Houston, Texas.  Through a series of local and regional recruitment rallies and training sessions occurring in August, September, October and November in these markets, senior XELR8 executives, including Company President Doug Ridley and Vice President of Sales and Marketing David Litt, are participating in on-site product and business-building seminars to attract and win new direct selling professionals to the XELR8 team.

“We are very enthused by the distributor momentum we have begun to experience — particularly with newly identified leaders in geographic and demographic markets that formerly lacked meaningful XELR8 representation,” stated Ridley.  “With XELR8 leaders in Denver, LA, Chicago and Phoenix now hosting regular weekly and monthly recruitment and training sessions to build and support their own organizations, we are now free to turn management’s focus and resources to expanding and supporting distributor growth initiatives targeting new US regions.”

Continuing, Ridley added, “Moreover, positive recruiting traction is being aided by the active participation of several professional and Olympic athlete endorsers of XELR8’s products who are engaged in our corporate-sponsored monthly marketing and training calls and events.  Collectively, we expect that all of these proactive initiatives will help to drive notable distributor growth through the end of 2006.”

As of July 30, 2006, XELR8’s direct selling network numbered 2,882 distributors, representing a 5.9% net increase over the number posted at the end of June.

About XELR8 Holdings, Inc.

VitaCube Systems Holdings, Inc., d/b/a/ XELR8 Holdings, Inc., is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle.  XELR8’s commitment to quality, science, and research has earned them a loyal following of over 350 world-class athletes and an elite list of endorsers, such as five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and Head Coach Mike Shanahan; professional football superstar Cadillac Williams; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr.  XELR8 products are only available through independent distributors located throughout the nation.  For more information about XELR8, please visit www.xelr8.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for XELR8’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward-looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2005 and all subsequent filings. Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

Company Contacts:	VitaCube d/b/a XELR8 Holdings, Inc.	Elite Financial Communications Group, LLC
	Earnest Mathis, CEO	Dodi Handy, President and CEO
	(303) 316-8577, x228	407-585-1080
	emathis@xelr8.com	prh@efcg.net